Exhibit 10.20

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made and entered into as of this 1st day of October, 2004, at Scranton, Pennsylvania, by and between ROBERT O’LEARY and LINDA O’LEARY, of P.O. Box 132, Scranton, Pennsylvania 18504, hereinafter called “Lessor” and BOB O’LEARY HEALTH FOOD DISTRIBUTOR CO., INC., a Pennsylvania corporation with its principal place of business at 701 North Keyser Avenue, Scranton, Pennsylvania 18504, hereinafter called “Lessee”.

ARTICLE 1

DEMISE, DESCRIPTION, USE, TERM AND RENT

Lessor hereby exclusively leases to Lessee and Lessee hereby leases from Lessor that certain property hereinafter called the “Leased Premises” situated in Scranton, Lackawanna County, Pennsylvania and more fully described in the legal description and plot plan attached hereto, made part hereof, and identified as Exhibit “A”, including all of the improvements now or hereafter erected thereon (the “Leased Premises”) for a term commencing on the date hereof and extending for a period of ten (10) years hereafter (the “Initial Term”) with the Lessee having the Lessee’s option to renew or extend as herein set forth. The said Leased Premises will be used by the Lessee for its nutritional supplements business and uses related thereto and/or any other lawful use. Lessor represents and warrants that the Leased Premises constitute all of the property and improvements as used by Lessee in the operation of its business prior to the date of this Lease Agreement.

ARTICLE 2

RENT

Rent. Lessee agrees to and shall pay Lessor at Scranton, Pennsylvania, or at such other place as the Lessor shall designate from time to time in writing provided by Lessor to Lessee in the manner set forth herein for the providing of notices, as rent for the Leased Premises (the “Rent”), the following:

For the first twelve (12) months of the Initial Term, the minimum annual sum of $90,000 payable without setoff or deduction in equal monthly installments of $7,500 each, in advance, on the first day of each calendar month. For each subsequent twelve-month period during the Term (as hereinafter defined) the rent shall be increased by a sum equal to the percentage increase in the Consumer Price Index from the first day of the preceding term of the Lease to the first day of the next year of the Lease so that there will be an annual increase (but no decrease) in the rent to be paid by Lessee hereunder. The Consumer Price Index shall, whenever used in this Lease, mean the Consumer Price Index for all Urban Consumers - All Cities Average (1982-84 = 100) published by the Bureau of Labor Statistics of the U.S. Department of Labor. Lessor shall provide written notice, including a detail of such calculation, to Lessee of any change in rent pursuant to this Article 2 as soon as Lessor can calculate the increase in rent according to the formula.

Effect of Default in Rent and Other Payments. If Lessee fails to make a payment of any installment of Rent hereunder within ten (10) days of the due date, such installment thereafter shall bear interest at the rate of eight (8%) percent per annum from the date it is due until actually paid. In like manner, all other obligations, benefits and reasonable monies which are actually due to Lessor from Lessee under the terms hereof, or which are actually and reasonably paid by Lessor because of Lessee’s Default (as hereinafter defined), shall bear interest at the rate of eight (8%) percent per annum from the due date until paid or, in the case of sums paid by Lessor because of Lessee’s Default, from the date such payments are actually (i.e. not on the date an obligation is incurred) made by Lessor until the date Lessor is reimbursed by Lessee therefor.

ARTICLE 3

TAXES AND ASSESSMENTS

The Lessor shall pay all real estate taxes assessed against the said Leased Premises upon receipt of the said tax bill prior to the expiration of any discount period. The Lessor should be responsible for that portion of the assessed real estate taxes which is equivalent to the real estate taxes assessed against the Leased Premises for the year 2004 (the “Base Year”), and the Lessee shall reimburse Lessor for such real estate taxes assessed each year in excess of the Base Year amount and attributable to Lessee’s activities of the Leased Premises and/or any improvements thereon made by or at the direction of Lessee within thirty (30) days following receipt of the tax bill and notice letter from the Lessor showing the amount due from the Lessee. The Lessee shall have the right to appeal the real estate tax assessment applicable to the Leased Premises at Lessee’s sole expense and Lessor shall cooperate with the Lessee to the extent required or desired by Lessee to perfect and pursue a real estate tax assessment appeal. Any reduction or refund in the assessment as a result of such appeal shall be promptly remitted to the Lessee in proportion to the percentage of the tax bill that is the responsibility of the Lessee.

ARTICLE 4

INSURANCE

The parties agree to and shall secure from a good and responsible company or companies of their own choosing doing insurance business in the Commonwealth of Pennsylvania with an A or best rating of at least AA and maintain during the Term the following coverage:

(a)	Lessor shall maintain at their expense fire and extended coverage insurance in an amount not less than 100% of the full replacement value of the building and other improvements on the Leased Premises, provided that insurance in that percentage can be obtained and, if not, to the highest percentage that can be obtained less than the said 100%.

(b)	Lessee shall maintain public liability insurance in the minimum amount of $1,000,000 for the loss from an accident resulting in bodily injury to or death of persons, and $500,000 for loss from an accident resulting in damage to or destruction of property.

(c)	Lessee shall maintain at its expense fire and extended coverage insurance on Lessee’s fixtures, machinery, equipment, goods, wares and merchandise in or on the Leased Premises.

Each of the parties to this Lease shall list the other and the other’s employees, contractors and agents as additional insureds on all such insurance policies.

There shall be an equitable abatement of rent during the period of repair and rebuilding unless the Lessee maintains business interruption insurance in which case the Rent shall be paid in full.

Subrogation Waiver. Lessor and Lessee agree that, in the event of loss due to any of the perils for which they have agreed to provide insurance, each party shall look solely to its insurance for recovery. Lessor and Lessee hereby grant to each other, on behalf of any insurer providing insurance to either of them with respect to the demised premises, a waiver of any right of subrogation which any insurer of one party may acquire against the other by virtue of payment of any loss under such insurance unless the waiver cannot be obtained at regular rates.

Proof of Coverage. Each party shall give the other written notices that it has obtained the necessary coverage, together with a copy of the declaration page of the appropriate policies. All such policies shall be written so as to name the other party as additional insured.

Failure to Secure. If the required party at any time during the Term should fail to secure or maintain the foregoing insurance, the other party may, but shall not be required to, obtain such insurance in the defaulting party’s name or as agent of the defaulting party and shall be reimbursed by the defaulting party for the actual cost of the insurance premiums. The defaulting party shall pay the other party interest on paid insurance premiums at the rate of eight (8%) percent per annum computed from the date written notice is received that the premiums have been paid.

Fire and Casualty Damage. If the building or other improvements on the Leased Premises should be damaged or destroyed by fire, flood or other casualty, Lessee shall give written notice thereof to Lessor as soon as is reasonably practicable. The building insurance proceeds received by Lessor under its insurance policies shall be used by Lessor to repair and reconstruct the Leased Premises as soon as possible. If the repair and reconstruction of the Leased Premises are, in Lessee’s reasonable judgment, likely to take more than ninety (90) days, then Lessee may terminate the Lease upon written notice to Lessor within thirty (30) days of the casualty. If Lessee does not terminate this Lease, the Lessor shall promptly repair and reconstruct the Leased Premises.

ARTICLE 5

UTILITIES

Lessee shall during the Term pay all charges for telephone, gas, electricity, sewage, and water used in or on the Leased Premises and for the removal of rubbish therefrom and shall hold Lessor harmless from any liability resulting from the interruption of such services, except to the extent caused by the negligence or misconduct of Lessor, its employees, contractors and/or agents. Such payments shall be made as they become due.

ARTICLE 6

WASTE AND NUISANCE

Lessee shall not commit, or suffer to be committed, any waste on the Leased Premises, nor shall it maintain, commit, or permit the maintenance or commission of any nuisance on the Leased Premises or use the Leased Premises for any unlawful purpose.

ARTICLE 7

REPAIRS

Lessee’s Duty to Repair and Maintain. Lessee agrees to keep the Leased Premises in as good order and condition as the same shall exist on the date hereof, reasonable wear and tear and damage by accident, fire, or other casualty. Lessee further agrees to keep the Leased Premises clean, and except as specifically set forth herein for “major replacements” that are the responsibility of the Lessor, to repair or replace all broken or damaged doors, windows, plumbing fixtures and pipes, floors, stairways, railings, or other portions of the Leased Premises. Lessee also agrees to maintain the curbs and pavements of the Leased Premises, together with facilities appurtenant thereto, including entryways and awnings.

Lessee shall keep the said pavements and appurtenances free of ice and snow and trash and expressly agrees to assume sole liability for accidents alleged to have been caused by their defective condition.

Lessor’s Duty. The Lessor shall be responsible only for major replacements to the building and with all other maintenance and repairs to be the sole responsibility of the Lessee. For purposes of this Lease, major replacements shall be defined as (i) repairs to the roof (including any necessary patching of the roof), floors or walls of the building, and (ii) the replacement of any system such as plumbing, HVAC, mechanical, light or electrical that will cost in excess of $5,000 per expense based on the receipt of three estimates from the Lessee which shall be reviewed by the Lessor and with the Lessor to have the right to obtain additional estimates at its sole cost and expense for the replacement but in any event, Lessor shall commence such major replacements within fifteen (15) days of written demand by Lessee, if possible, or as soon thereafter as reasonably possible after the costs are agreed upon.

Lessor hereby represents and warrants to Lessee that as of the commencement of the Lease term the roof is water-tight, the floors and walls are structurally sound and the HVAC, electrical, mechanical, plumbing and lighting systems are in working order and condition.

Lessee’s Duties. In addition to the other provisions hereof, the Lessee represents and agrees that it will do the following:

(a)	keep the Leased Premises as clean and sanitary as the condition of the Leased Premises permits;

(b)	dispose from the Leased Premises all rubbish, garbage and other waste, in a clean and sanitary manner;

(c)	properly use and operate all electrical, gas and plumbing fixtures, and keep them clean and sanitary;

(d)	except as permitted under Article 8, not permit any person on the premises, with its permission, to willfully or wantonly destroy, deface, damage, impair or remove any part of the Leased Premises or the facilities, equipment or appurtenances thereto;

(e)	reasonably maintain the landscaping and grounds surrounding the building as well as the parking areas as has been done in the past.

ARTICLE 8

ALTERATIONS, IMPROVEMENTS AND FIXTURES

Lessee shall have the right to improve, add to, or alter the Leased Premises and to install fixtures thereon at its sole and absolute discretion; provided, however, that it shall not remove any such improvements, additions, alterations or fixtures (except removable trade fixtures) without the prior written consent of Lessor, and provided further, that on expiration or sooner termination of this Lease, all improvements, including fixtures and any addition, alteration, or repair to the Leased Premises placed on or made to the Leased

Premises by Lessee during the Term, hereof, shall revert to or become the absolute property of Lessor, free and clear of any and all claims against them by Lessee or any third person, and Lessee hereby agrees to hold Lessor harmless from any claims that may be made against such improvements by any third person and which may arise during the Term.

ARTICLE 9

QUIET POSSESSION

Covenant of Quiet Possession. Lessor shall, on the date hereof place Lessee in quiet possession of the Leased Premises and shall secure Lessee in the quiet possession thereof against all persons claiming the same during the entire Term and any extensions thereof. Lessor warrants that the Leased Premises may be used for a nutritional supplements business and related uses under all applicable zoning or land use laws and any private restrictions affecting the Leased Premises.

Subordination. This Lease and any extensions of the term hereof shall be subordinate, at the option of the Lessor, to any and all mortgages and/or other liquidated liens given by Lessor, provided the holder thereof agrees in a prior writing reasonably satisfactory to Lessee and Lessee’s counsel not to disturb Lessee’s possession of the Leased Premises as long as there shall not then be any outstanding Lessee Default.

ARTICLE 10

SURRENDER OF PREMISES

Removal of Property. Lessee shall, without demand therefor and at its own cost and expense within thirty (30) days after expiration or sooner termination of the Term remove all property belonging to it and all alterations, additions or improvements and fixtures which by the terms hereof it is permitted to remove, repair all damage to the Leased Premises actually and directly caused by such removal, and restore the Leased Premises to substantially the same condition they were in prior to the installation of the property so removed, reasonable wear and tear excepted. Any property not so removed shall be deemed to have been abandoned by Lessee and may be retained or disposed of by Lessor at Lessee’s expense.

Surrender. Lessee agrees to and shall, on termination of the Lease, as herein provided, promptly surrender and deliver the Leased Premises to Lessor without demand therefor in as good condition as the same shall exist on the date hereof, ordinary wear and tear and damages by the elements, fire, or act of God, or by other cause beyond the reasonable control of Lessee excepted.

ARTICLE 11

CONDEMNATION

All of Premises. If during the term of this Lease or any extension or renewal thereof, all of the Leased Premises should be taken for any public or quasi-public use under any law, ordinance or regulation or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Lease shall terminate effective as of the date of the taking of said premises by the condemning authority.

Partial. If less than all of the Leased Premises shall be taken for any public or quasi-public use under any law, ordinance or regulation, or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Lease shall not terminate but Lessor shall forthwith at its sole expense, restore and reconstruct the building and other improvements, situated on the Leased Premises, provided such restoration and reconstruction shall make the same reasonably tenantable and suitable for Lessee’s use of the Leased Premises. The Rent payable hereunder during the unexpired portion of this Lease shall be reasonably adjusted during the period of such restoration and reconstruction and thereafter during the Term.

Allocation of Awards. Lessor and Lessee shall each be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceedings or as may be agreed upon by Lessor and Lessee provided that notwithstanding any such allocation, Lessee shall be entitled to receive and retain any award or portion thereof allocable to any improvements of features to the Leased Premises made by or paid for by Lessee. The termination of this Lease shall not affect the rights of the respective parties to such awards. In allocating any such award, it shall be presumed that Lessee shall have exercised all extension options hereunder, regardless of when during the Term such condemnation shall occur.

ARTICLE 12

DEFAULTS AND REMEDIES

Default by Lessee. If Lessee shall be in arrears of any payment of Rent more than ten (10) days after receipt of written notice of such delinquency or shall remain in default under any other condition of this Lease for a period of thirty (30) days after receipt of written notice from Lessor, or should any other person than Lessee secure possession of the Leased Premises, or any part thereof, by reasons of any receivership, bankruptcy proceedings, or other operation of law in any manner whatsoever (any such event being referred to herein as “Lessee Default”), Lessor shall at its option, without notice to Lessee, terminate this Lease, or in the alternative, Lessor shall reenter and take possession of said Leased Premises and remove all persons and property therefrom, without being deemed guilty of any manner of trespass, and shall relet the premises or any part thereof, for all or any part of the remainder of the Term, to a party reasonably satisfactory to Lessor, and at the maximum monthly rental in line with market rates as Lessor may with reasonable diligence be able to secure. Should Lessor be unable to relet after reasonable efforts to do so, or should such monthly rental be less than the rental Lessee was obligated to pay under this Lease, or any renewal thereof, plus Lessor’s reasonable and actual expense of reletting, then Lessee shall pay the amount of such deficiency to Lessor.

Notwithstanding anything to the contrary set forth in this Lease or under any applicable law, no lien held by Lessor or any of Lessee’s goods, merchandise or any other of Lessee’s property shall prevent the sale by Lessee of any merchandises in the ordinary course of business free of such lien to Lessor. Lessor shall subordinate or, if necessary, release and waive any lien rights, if requested by Lessee or Dynamic Health Products, Inc., the parent corporation of the Lessee (the “Parent”), in connection with Lessee, the Parent and/or any subsidiary of the Parent obtaining a loan or other financing from any financial institution, lender or other secured creditor. In the event Lessor exercises the option to terminate the leasehold, reenter and relet the premises as provided in the preceding paragraph, then subject to such subordination, Lessor may take possession of all of Lessee’s property on the premises and sell same at public or private sale after giving Lessee reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, for cash or on credit, or for such prices and terms as Lessor deems best, with or without having the property present at such sale. The proceeds of such sale shall be applied first to the actual and necessary and proper expense of removing, storing and selling such property, then to the payment of any Rent due or to become due under this Lease, with the balance, if any, to be promptly paid to Lessee.

Further, in the event of Lessee’s Default the Lessor may declare due and payable, sue for and recover, all unpaid rent and additional rent for the unexpired period of the Term as if by the terms of this Lease the same were payable in advance, together with all actual and reasonable legal fees and other reasonable expenses actually incurred by Lessor in connection with the enforcement of any of Lessor’s rights and remedies hereunder if, and only if, Lessor is successful in said enforcement. However, Lessor shall have a duty to exert reasonable efforts to relet the Leased Premises. Any expenses incurred by the Lessor to relet the Leased Premises shall be borne by Lessee. This provision shall not place an obligation on the Lessor to relet the Leased Premises for a period longer than the remaining term of this Lease and if such Leased Premises are relet for a period longer than the remaining term of this Lease the Lessee shall not receive credit for any rent received or to be received which is greater than the Lessee is obligated to pay under the terms of this Lease. All rights and remedies of Lessor under this Lease shall be cumulative, and none shall exclude any other right, remedy or duty at law. Such rights, remedies and duties may be exercised and enforced and performed concurrently and whenever and as often as occasion therefor arises.

Default by Lessor. If Lessor defaults in the performance of any term, covenant, warranty or condition required to be performed by it under this Lease or any representation by Lessor hereunder shall prove to be false or misleading in any respect (any such event being referred to herein as a “Lessor’s Default”), Lessee may elect after not less than thirty (30) days’ notice to Lessor, to remedy such Lessor’s Default by any action, and in connection with such remedy all reasonable sums expended or obligations incurred by Lessee in connection therewith (including, without restriction, attorneys fees and court costs) shall be paid by Lessor to Lessee on demand.

ARTICLE 13

INSPECTION BY LESSOR

Lessee shall permit Lessor and their agents to enter into and upon the Leased Premises upon reasonable prior notice during normal business hours solely for the purpose of inspecting the same or for the purpose of maintaining or making repairs or alterations to the building provided, however, that no such entry shall have a material adverse impact on Lessee’s use of the Leased Premises.

ARTICLE 14

ASSIGNMENT AND SUBLEASE

Assignment and Subletting by Lessee. Lessee shall have the right to assign or sublet all or any portion of the Leased Premises with the written consent of the Lessor and with such written consent not to be unreasonably withheld but any such assignment or subletting shall not release the Lessee or any Guarantor from all of their obligations to the Lessor hereunder. In the event of a proposed assignment or sublet of the Leased Premises or any portion thereof, the Lessee shall provide the Lessor with all reasonable requested information concerning the proposed assignee or subtenant which such information Lessor shall hold and keep in strict confidence.

Notwithstanding anything to the contrary set forth herein or elsewhere, Lessor shall have been deemed to have consented to any proposed assignment or subletting unless Lessor shall provide written notice otherwise, together with its reasons for withholding such consent, to Lessee within five (5) business days of Lessee’s receipt of all information concerning the proposed assignee or subtenant. The Lessee shall have the right to assign or sublease to an affiliated entity upon written notice to Lessor but no such assignment or subletting shall release the Lessee or the Guarantor from any of its obligations.

Assignment by Lessor. Lessor is expressly given the right to assign any or all of its interest under the terms of this Lease, but any such assignment shall not release the Lessor from Lessor’s obligations hereunder.

ARTICLE 15

MISCELLANEOUS

Notices and Addresses. All notices provided to be given under this agreement shall be given by certified mail or registered mail, addressed to the proper party, at the following address:

Lessor:	Robert and Linda O’Leary P.O. Box 132 Scranton, PA 18504

Lessee:	Bob O’Leary Health Food Distributor Co., Inc. 701 North Keyser Avenue Scranton, PA 18504 Attention: President

And a copy to:	Dynamic Health Products, Inc. 6911 Bryan Dairy Road Suite 210 Largo, FL 33777 Attention: Mandeep Taneja, CEO

or to such other address as the parties may designate by written notice to the other party.

Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns when permitted by this Agreement.

Pennsylvania Law to Apply. This Agreement shall be construed under and in accordance with the laws of the Commonwealth of Pennsylvania, and all obligations of the parties created hereunder are performable in Lackawanna County, Pennsylvania.

Legal Construction. In case any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision thereof and this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

Sole Agreement of the Parties. This Lease constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter.

Amendment. No amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof, and duly executed by the parties hereto.

Rights and Remedies Cumulative. The rights and remedies provided by this Lease are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

Waiver of Default. No waiver by the parties hereto of any default or breach of any term, condition, covenant, representation and/or warranty of this Lease shall be deemed to be a waiver of any other breach of the same or any other term, condition, covenant, representation and/or warranty contained herein.

Excuse. Neither Lessor nor Lessee shall be required to perform any term, condition or covenant in this Lease so long as such performance is delayed or prevented by any acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably within the control of the Lessor or Lessee and which by the exercise of due diligence Lessor and Lessee are unable, wholly or in part, to prevent or overcome.

Time of Essence. Time is of the essence of this Lease.

ARTICLE 16

NET LEASE

It is specifically understood and agreed to by the parties hereto that this Lease is intended to be a “net lease” and except for the Lessor’s responsibility to perform certain major replacements as herein defined and to pay the Base Year real estate taxes and the insurance premiums for policies required hereunder, the Lessee shall be responsible for paying all other operating costs relating to the Leased Premises including all insurance other than the fire and extended coverage as otherwise herein provided and the rent payments shall be net to the Lessor.

ARTICLE 17

OPTION TO RENEW

The Lessee shall have the option to renew this Lease at the same terms and conditions as herein set forth for three (3) additional terms of one (1) year each (each, an “Extension Term”) by giving written notice of its intention to renew to the Lessor at least ninety (90) days prior to the termination of the Term or any then current Extension Term. Notwithstanding the above, at the exercising of each option the rental shall be adjusted to reflect the percentage change from the prior year in the Consumer Price Index for each year covered by the option in accordance with Article 2 of this Lease. In the event Lessee holds over without exercising its renewal options, the lease shall be extended on the same terms as were in effect prior to the holding over on a month-to-month basis until the parties either agree in writing on a new lease or either party terminates the lease on thirty (30) days written notice to the other. When used in this Lease, the phrase the “Term” shall be construed to include the Initial Term and any Extension Term for which the option granted hereunder shall have been exercised

ARTICLE 18

GUARANTY

The within lease shall be unconditionally and irrevocably guaranteed by Dynamic Health Products, Inc., the parent corporation of the Lessee, in the form of Guaranty attached hereto and made part hereof.

ARTICLE 19

CONFESSION OF JUDGMENT

THE FOLLOWING PARAGRAPHS SET FORTH WARRANTS OF AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST LESSEE. IN GRANTING THIS RIGHT TO CONFESS JUDGMENT AGAINST LESSEE, LESSEE HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY AND, ON THE ADVICE OF SEPARATE COUNSEL OF LESSEE, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS LESSEE HAD OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA. LESSOR SHALL HAVE THE FOLLOWING RIGHTS TO CONFESS JUDGMENT AGAINST LESSEE.

IN THE EVENT OF A DEFAULT BY LESSEE THAT IS NOT CURED BY THE LESSEE WITHIN TWENTY (20) DAYS OF WRITTEN NOTICE BY LESSOR TO LESSEE SPECIFYING THE DEFAULT, LESSEE DOES HEREBY EMPOWER THE CLERK OF JUDICIAL RECORDS OR ANY ATTORNEY OF ANY COURT OF RECORD IN PENNSYLVANIA OR ELSEWHERE TO APPEAR FOR LESSEE AND ON BEHALF OF LESSEE TO AGREE TO THE ENTRY OF AN AMICABLE ACTION OR ACTIONS FOR THE RECOVERY OF THE RENT AND OTHER CHARGES HEREIN expressly PROVIDED, AND IN SAID AMICABLE ACTION TO CONFESS JUDGMENT AGAINST LESSEE FOR ALL OR ANY PART OF THE RENT SPECIFIED IN

THIS LEASE AND THEN UNPAID, INCLUDING AT LESSOR’S OPTION AFOREMENTIONED THE RENT FOR THE UNEXPIRED BALANCE OF THE TERM OF THIS LEASE TOGETHER WITH THE OTHER CHARGES, PAYMENTS, COSTS AND EXPENSES RESERVED OR AGREED TO BE PAID BY LESSEE HEREUNDER AND ALSO FOR INTEREST AND COST OF SUIT, TOGETHER WITH ATTORNEY’S COMMISSION OF TEN (10%) PERCENT OF THE AMOUNT OF SUCH RENT AND OTHER CHARGES THEN PAYABLE AND REMAINING UNPAID. SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF BUT JUDGEMENT MAY BE CONFESSED, AS AFORESAID, FROM TIME TO TIME AS OFTEN AS ANY OF SAID RENT, ADDITIONAL RENT, DAMAGES AND OTHER CHARGES RESERVED OR AGREED TO BE PAID BY LESSEE SHALL FALL DUE AND BE IN ARREARS AND SUCH POWERS MAY BE EXERCISED AFTER THE EXPIRATION OF THE TERM OF THIS LEASE AS WELL AS DURING THE TERM OF THIS LEASE.

UPON THE EXPIRATION OF THE TERM OF THIS LEASE OR IN THE EVENT OF A DEFAULT BY LESSEE AS HEREIN PROVIDED, IT SHALL BE LAWFUL FOR ANY ATTORNEY OF RECORD OF THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AND LESSEE DOES HEREBY AUTHORIZE SAID ATTORNEY, TO APPEAR ON BEHALF OF LESSEE AND TO AGREE ON BEHALF OF LESSEE FOR THE ENTRY OF AN AMICABLE ACTION IN EJECTMENT AGAINST LESSEE OR PERSONS CLAIMING UNDER LESSEE FOR POSSESSION OF THE LEASED PREMISES; AND LESSEE DOES HEREBY CONFESS JUDGMENT IN SAID AMICABLE ACTION IN EJECTMENT TO CONFESS JUDGMENT AGAINST IT AND ALL PERSONS CLAIMING UNDER LESSEE FOR THE RECOVERY OF THE POSSESSION OF THE LEASED PREMISES AS AFORESAID; AND LESSEE DOES FURTHER AGREE THAT THEREUPON A WRIT OF POSSESSION MAY

ISSUE FORTHWITH WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER; AND LESSEE DOES HEREBY RELEASE TO LESSOR ALL PROCEDURAL ERRORS AND DEFECTS WHATSOEVER IN ENTERING SUCH ACTION OF JUDGMENT AND EJECTMENT OR CAUSING SUCH WRIT OF POSSESSION TO BE ISSUED OR ANY PROCEEDING THEREON OR CONCERNING THE SAME.

ALL OF THE REMEDIES HEREIN BEFORE GIVEN TO LESSOR AND ALL RIGHTS AND REMEDIES GIVEN TO IT BY LAW OR EQUITY SHALL BE CUMULATIVE AND CONCURRENT. THE EXERCISE BY LESSOR OF ANY PARTICULAR RIGHT FOR THE RECOVERY OF RENT AND OTHER CHARGES OR FOR THE RECOVERY OF THE POSSESSION OF THE LEASED PREMISES SHALL NOT BE A WAIVER BY LESSOR OF ANY OTHER RIGHT HEREIN GRANTED TO LESSOR. IF LESSOR SHALL, AT ANY TIME OR TIMES, ACCEPT THE RENT OR THE PAYMENT OF OTHER CHARGES DUE FROM LESSEE HEREUNDER AFTER THE SAME SHALL BECOME DUE AND PAYABLE, SUCH ACCEPTANCE SHALL NOT EXCUSE DELAY UPON SUBSEQUENT OCCASION OR CONSTITUTE OR BE CONSTRUED AS A WAIVER OF ANY OF LESSOR’S RIGHTS. LESSEE AGREES TO PAY THE ACTUAL AND REASONABLE COSTS AND DISBURSEMENTS INCURRED BY LESSOR IN CONNECTION WITH ITS EXERCISE OF ANY SUCH RIGHTS, INCLUDING THE LESSOR’S ACTUAL AND REASONABLE ATTORNEY’S FEES AND COSTS.

And the Lessee waives the usual notice to quit, and agrees to surrender the Leased Premises at the expiration of the Term, or the earlier termination of this Lease without any notice whatsoever. Upon any proceeding instituted for the recovery of said rent, either by distress or otherwise, the Lessee waives the benefit of all appraisement, stay and exemption laws, the right of inquisition on real estate now in force or hereafter passed.

ARTICLE 20

ENVIRONMENTAL

The Lessee agrees that during the term of the Lease it shall not discharge any hazardous material on the Leased Premises. The Lessee agrees to indemnify and hold harmless the Lessor from and against any damages or losses incurred by Lessor by reason of any discharge of hazardous material caused or allowed by Lessee.

ARTICLE 21

SIGNS

It is understood and agreed by the parties hereto that any sign or signs to be painted or erected by the Lessee on said Leased Premises or on the street providing access to the Leased Premises may not be erected without prior approval of the Lessor, said approval not to be unreasonably withheld conditioned or delayed. The Lessee agrees to maintain such sign or signs in good condition and repair at all times. Any sign or signs to be erected and/or maintained on the Leased Premises shall conform to any and all applicable municipal ordinances, as well as state or federal law or regulations governing said signs. Said sign or signs shall be limited to the business purposes of the Lessee in conducting its business upon the Leased Premises and shall not be used for advertising by any other business or venture except those contained within said Leased Premises.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

WITNESS

/s/ Illegible	/s/ ROBERT O’ LEARY
ROBERT O’ LEARY

/s/ Illegible	/s/ LINDA O’ LEARY
LINDA O’ LEARY

ATTEST		BOB O’LEARY HEALTH FOOD DISTRIBUTOR CO., INC.

BY	/s/ CANI I. SHUMAN	BY	/s/ MANDEEP K. TANEJA
	Cani I. Shuman		Mandeep K. Taneja
	Secretary		President

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